Exhibit 99.1

Digimarc Reports First Quarter 2023 Financial Results

Beaverton, Ore. – May 10, 2023 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Results

Subscription revenue for the first quarter of 2023 increased 2% to $3.9 million compared to $3.8 million in the first quarter of 2022, primarily reflecting $1.0 million of higher subscription revenue from new commercial contracts, partially offset by $0.6 million of lower subscription revenue as a result of sunsetting our Piracy Intelligence product in 2022.

Service revenue for the first quarter of 2023 increased 9% to $4.0 million compared to $3.6 million in the first quarter of 2022, primarily reflecting the impact of a larger annual budget from the Central Banks for project work in 2023 than 2022, which includes both higher billing rates and project hours.

Total revenue for the first quarter of 2023 increased 6% to $7.8 million compared to $7.4 million in the first quarter of 2022.

Gross profit for the first quarter of 2023 increased $0.9 million, or 27%, to $4.2 million compared to $3.3 million in the first quarter of 2022, primarily reflecting $0.5 million of higher service gross profit contribution due to higher service revenue and lower professional services costs and $0.3 million of higher subscription gross profit contribution due to higher subscription revenue, a favorable mix of subscription revenue, and lower platform costs.

Gross profit margin for the first quarter of 2023 increased to 54%, compared to 45% in the first quarter of 2022. Excluding amortization expense on acquired intangible assets, subscription gross margins improved from 73% to 80% and service gross margins improved from 49% to 57% from the first quarter of 2022 to the first quarter of 2023.

Non-GAAP gross profit for the first quarter of 2023 increased $0.8 million, or 17%, to $5.7 million compared to $4.9 million in the first quarter of 2022.

Non-GAAP gross profit margin for the first quarter of 2023 increased to 73%, compared to 66% in the first quarter of 2022.

Operating expenses for the first quarter of 2023 decreased $2.3 million, or 11%, to $19.0 million compared to $21.4 million in the first quarter of 2022, primarily reflecting $1.3 million of lower compensation costs due to lower headcount partially offset by annual compensation adjustments, $0.8 million of lower legal, accounting, and tax costs, the impact of the $0.6 million impairment charge on lease right of use assets last year, $0.6 million of lower travel and conference costs, $0.6 million of lower consulting costs, and $0.4 million of lower recruiting costs, partially offset by $2.1 million of one-time severance costs incurred for organizational changes made in February 2023.

Non-GAAP operating expenses for the first quarter of 2023 decreased $1.6 million, or 9%, to $15.5 million compared to $17.0 million in the first quarter of 2022.

Net loss for the first quarter of 2023 was $14.0 million or $(0.70) loss per common share compared to $17.8 million or $(1.03) loss per common share in the first quarter of 2022.

Non-GAAP net loss for the first quarter of 2023 was $9.0 million or $(0.45) loss per common share compared to $11.9 million or $(0.69) loss per common share in the first quarter of 2022.

At March 31, 2023, cash, cash equivalents, short- and long-term marketable securities totaled $43.0 million compared to $52.5 million at December 31, 2022.

Conference call

Digimarc will hold a conference call today (Wednesday, May 10, 2023) to discuss these results and provide an update on market conditions and its execution of strategy. CEO Riley McCormack, CFO Charles Beck and CLO Joel Meyer will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 888-645-4404
International Number: 862-298-0702
Conference ID: 13737177

Company contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a global leader in product digitization. A pioneer in digital watermarks, Digimarc connects every physical and digital item to a digital twin that enables products to inform, instruct, and act. Trusted to deter counterfeiting of global currency for more than 20 years, Digimarc is also recognized for ensuring product authenticity, improving plastics recycling, and more with a commitment to promoting a prosperous, safer, and more sustainable world. See more at digimarc.com.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2022, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, and Non-GAAP loss per common share (diluted). See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability.  Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Subscription	$3,885	$3,791
Service	3,958	3,620
Total revenue	7,843	7,411
Cost of revenue:
Subscription (1)	795	1,042
Service (1)	1,715	1,831
Amortization expense on acquired intangible assets	1,089	1,194
Total cost of revenue	3,599	4,067
Gross profit
Subscription (1)	3,090	2,749
Service (1)	2,243	1,789
Amortization expense on acquired intangible assets	(1,089)	(1,194)
Total gross profit	4,244	3,344
Gross profit margin:
Subscription (1)	80%	73%
Service (1)	57%	49%
Total	54%	45%

Operating expenses:
Sales and marketing	6,298	7,945
Research, development and engineering	7,826	6,091
General and administrative	4,627	6,408
Amortization expense on acquired intangible assets	260	342
Impairment of lease right of use assets and leasehold improvements	—	574
Total operating expenses	19,011	21,360

Operating loss	(14,767)	(18,016)
Other income (loss), net	745	(4)
Loss before income taxes	(14,022)	(18,020)
(Provision) benefit for income taxes	(18)	239
Net loss	$(14,040)	$(17,781)

Loss per common share:
Loss per common share — basic	$(0.70)	$(1.03)
Loss per common share — diluted	$(0.70)	$(1.03)
Weighted average common shares outstanding — basic	20,093	17,344
Weighted average common shares outstanding — diluted	20,093	17,344

(1) Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP gross profit	$4,244	$3,344
Amortization of acquired intangible assets	1,089	1,194
Amortization and write-off of other intangible assets	144	141
Stock-based compensation	238	201
Non-GAAP gross profit	$5,715	$4,880
Non-GAAP gross profit margin	73%	66%

GAAP operating expenses	$19,011	$21,360
Depreciation and write-off of property and equipment	(428)	(390)
Amortization of acquired intangible assets	(260)	(342)
Amortization and write-off of other intangible assets	(39)	(30)
Amortization of lease right of use assets under operating leases	(166)	(271)
Stock-based compensation	(2,638)	(2,267)
Impairment of lease right of use assets and leasehold improvements	—	(574)
Acquisition-related expenses	—	(444)
Non-GAAP operating expenses	$15,480	$17,042

GAAP net loss	$(14,040)	$(17,781)
Total adjustments to gross profit	1,471	1,536
Total adjustments to operating expenses	3,531	4,318
Non-GAAP net loss	$(9,038)	$(11,927)

GAAP loss per common share (diluted)	$(0.70)	$(1.03)
Non-GAAP net loss	$(9,038)	$(11,927)
Non-GAAP loss per common share (diluted)	$(0.45)	$(0.69)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents (1)	$32,301	$33,598
Marketable securities (1)	10,724	18,944
Trade accounts receivable, net	4,826	5,427
Other current assets	4,457	6,172
Total current assets	52,308	64,141
Property and equipment, net	2,024	2,390
Intangibles, net	32,396	33,170
Goodwill	8,435	8,229
Lease right of use assets	4,554	4,720
Other assets	1,309	1,127
Total assets	$101,026	$113,777

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$5,059	$5,989
Deferred revenue	3,264	4,145
Total current liabilities	8,323	10,134
Long-term lease liabilities	5,901	5,977
Other long-term liabilities	143	76
Total liabilities	14,367	16,187

Shareholders’ equity:
Preferred stock	50	50
Common stock	20	20
Additional paid-in capital	369,925	367,692
Accumulated deficit	(279,849)	(265,809)
Accumulated other comprehensive loss	(3,487)	(4,363)
Total shareholders’ equity	86,659	97,590

Total liabilities and shareholders’ equity	$101,026	$113,777

(1) Aggregate cash, cash equivalents, and marketable securities was $43,025 and $52,542 at March 31, 2023 and December 31, 2022, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(14,040)	$(17,781)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	428	390
Amortization of acquired intangible assets	1,349	1,536
Amortization and write-off of other intangible assets	183	171
Amortization of lease right of use assets under operating leases	166	271
Amortization of net premiums on marketable securities	—	26
Stock-based compensation	2,876	2,468
Impairment of lease right of use assets and leasehold improvements	—	574
Changes in operating assets and liabilities:
Trade accounts receivable	631	1,731
Other current assets	1,766	(17)
Other assets	(191)	(601)
Accounts payable and other accrued liabilities	(910)	219
Deferred revenue	(925)	(423)
Lease liability and other long-term liabilities	(77)	(420)
Net cash used in operating activities	(8,744)	(11,856)

Cash flows from investing activities:
Net cash paid for acquisition	—	(3,512)
Purchase of property and equipment	(51)	(414)
Capitalized patent costs	(112)	(119)
Proceeds from maturities of marketable securities	10,247	5,937
Purchases of marketable securities	(1,975)	—
Net cash provided by investing activities	8,109	1,892

Cash flows from financing activities:
Purchase of common stock	(656)	(583)
Repayment of loans	(26)	(15)
Net cash used in financing activities	(682)	(598)
Effect of exchange rate on cash	20	1
Net decrease in cash and cash equivalents (2)	$(1,297)	$(10,561)

Cash, cash equivalents and marketable securities at beginning of period	52,542	41,618
Cash, cash equivalents and marketable securities at end of period	43,025	24,895
(2) Net decrease in cash, cash equivalents and marketable securities	$(9,517)	$(16,723)

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